UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2011

ROTOBLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

 000-51428                                            20-08987999

(Commission File Number)                (IRS Employer Identification No.)

300 B Street, Santa Rosa, CA 95401

(Address of principal executive offices and zip code)

(707) 578-5220

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01     Changes in Registrant’s Certifying Accountant

Effective March 21, 2012, James Stafford Chartered Accountants, (“Stafford”) Vancouver, B.C. Canada submitted their resignation as certifying accountants of the Company.

Effective March 21, 2012, Parker Randall CF (H.K.) CPA Limited (“Parker”) have been engaged as the certifying accountants for the Company. The Company believes that Parker Randall, because their familiarity with the business of daifu Waste Management Holding Limited (“Daifu”) and because of Parker Randall’s location in Hong Kong, they are best able to assume the overall audit responsibility for the consolidated financials of the Company.

During the period of engagement from November 2006 through March 21, 2012, the auditor’s reports issued by Stafford did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern. During the referenced period, there were no disagreements between the Company and Stafford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Stafford would have caused Stafford to make reference to the matter in reports on the Company’s financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

The Company has provided to James Stafford a copy of the disclosures in this report and the Company has requested a letter from James Stafford addressed to the Commission confirming the statements made by the Company in this report. A copy of that letter is attached as an exhibit to this Report.

Section 8- Other Events

Item 8.01 Other Events

In the Company’s 8K report filed May 10, 2011 (“Original 8K”), the Company announced that it had completed the share exchange transaction with Daifu. In the Company’s 8K report filed November 15, 2011, the Company disclosed that the Original 8K incorrectly characterized the share exchange transaction as having been completed. Between May 11, 2011 and November 15, 2011, the price per share of the Company’s common stock had fallen from a high of $1.60 to a low of $0.26. This drop in the price of the Company’s common stock caused daifu to insist on a recalculation of the share exchange ratio. The Company, through its directors and its then President and CEO, Chien Chih Liu, and Daifu through its directors and its President, Dr. Michael Choy, re-negotiated the share exchange agreement which resulted in the Daifu shareholders receiving 83% of then issued and outstanding common stock of the Company as of November 15, 2011 compared to the 71% of the issued and outstanding common stock of the Company as of May 10, 2011.

The Company believes that any potential liability that may arise from the mis-characterization of the share exchange transaction in the Original 8K will not have a material adverse effect on its financial condition.

2

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

As required by Item 9.01 (a) and Item 9.01 (b) of Form 8K, the Company is filing herewith the pro forma condensed and consolidated financial statements in connection with the Amended and Restated Share Exchange Agreement dated November 11, 2011 among Daifu, the Daifu Shareholders, the Company and Chien Chih Liu, a majority shareholder of the Company.

Section 9- Financial Statements and Exhibits

Item 9.01 Exhibits

Exhibit No. Description

10.1           Amended and Restated Agreement and Plan of Share Exchange dated November 11, 2011

16              Letter from James Stafford CA dated March 26, 2012

99.2            Audited Financial Statements for Daifu for years ended December 31, 2009 and December 31, 2010

99.3            Unaudited Interim Financial Statements for Daifu for the interim period ended September 30, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Dated: March 29, 2012

ROTOBLOCK CORPORATION

                                                                          By: /s/ Andrew P. Schneider

Chief Executive Officer

3